Exhibit 1(b)


                         THE CHARLES ALLMON TRUST, INC.

                              ARTICLES OF AMENDMENT

      THE CHARLES ALLMON TRUST, INC., a Maryland corporation having its principal office in Montgomery County, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland, that:
      FIRST: The charter of the Corporation is hereby amended by striking out Article II of the Articles of Incorporation, as amended, and inserting in lieu thereof the following:

                    "Name:   The name of the Corporation (hereinafter called the
                    "Corporation") is "Liberty  ALL-STAR Growth Fund, Inc."

      SECOND: The amendment of the charter of the Corporation as hereinabove set forth has been duly advised by the Board of Directors and approved by the stockholders of the Corporation.

      IN WITNESS WHEREOF, The Charles Allmon Trust, Inc. has caused this instrument to be signed in its name and on its behalf by its President, William R. Parmentier, and attested by its Secretary, John L. Davenport, on the 6th day of November, 1995.

                              THE CHARLES ALLMON TRUST, INC.

                              By:   /s/ William R. Parmentier
                                    -------------------------
                                    William R. Parmentier
                                    President

ATTEST:

By:   /s/ John L. Davenport
      ---------------------
      John L. Davenport, Secretary

      THE UNDERSIGNED, President of The Charles Allmon Trust, Inc., who executed on behalf of said corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Amendment to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.




                              /s/ William R. Parmentier
                              -------------------------
                              William R. Parmentier, President